EXHIBIT 4.1

CUSIP 16938C 10 6
CHINA BIOLOGIC PRODUCTS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK
SEE REVERSE FOR CERTAIN DEFINITIONS
This certifies that is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.0001 PAR VALUE, OF CHINA BIOLOGIC PRODUCTS, INC.

(hereinafter called the “Corporation”), transferrable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of the Certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incoporation, and the Bylaws of the Corporation, as amended (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certifcate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATE:

CHIEF EXECUTIVE OFFICER SECRETARY	Countersigned:
SECURITIES TRANSFER CORPORATION P.O. Box 701629 Dallas, Tx. 75370
By:
TRANSFER AGENT - AUTHORIZED SIGNATURE